Exhibit 10.7

Amendment #1 to the Consulting Agreement

This Amendment #1 to the Consulting Agreement (“Amendment #1”) effective as of the 1st of December, 2023 (the “Effective Date”), is entered into between Pluri Biotech Ltd. a with its principal place of business at MATAM Park, Building 5, Haifa 31905 Israel (“Company”) and Mr. Zalman (Zami) Aberman, Israeli ID# 26014043 from Tel Mond, Israel (“Consultant”)., each a “Party”and together, the “Parties”.

WHEREAS, Company and Consultant entered into a Consulting Agreement with an effective date of the January lst, 2023 (the “Agreement”).

WHEREAS, the Parties now wish to amend the Agreement as is more particularly set forth in this Amendment #1.

NOW, THEREFORE, in consideration of the covenants, rights and obligations contained in this Amendment #1 and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follow:

1.	The monthly Consulting Fees in Section 3.1 amounting to US$9,667 shall be reduced to 80%, i.e. monthly gross amount of UD$7,733, for a period of three (3) months commencing from the Effective Date.

2.	For avoidance of doubt, all other payments Consultant is entitled to under the Agreement including Bonus, Car, Cellular Phone and Reimbursement for expenses shall remain, in full force and effect

3.	All provisions, covenants, terms and conditions of the Agreement and all schedules and appendices thereto are, and shall remain, in full force and effect except to the extent modified, deleted or revised herein.

4.	This Amendment #1 may be executed in counterparts, which, when taken together, shall constitute one agreement. Signatures to this Amendment #1 may be exchanged via facsimile or by other means of electronic signature or electronic replication and transmission.

5.	IN WITNESS WHEREOF, the parties have caused this Amendment #1 to be executed by their respective authorized officers as of the Amendment #1 Effective Date.

Accepted by Pluri Biotech Ltd.	Zalman (Zami) Aberman

Authorized Signature /s/ Chen Franco	Authorized Signature /s/ Zami Aberman
Print Name: Chen Franco	Print Name Zami Aberman
Title: CFO	Title
Date 2024-01-12	Date 2024-01-10